Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

Supplemental Information

June 30, 2005

TABLE OF CONTENTS

1.	Second Quarter 2005 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data / Capital Availability	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	Santana Row Summary	15

6.	2005 Acquisitions and Dispositions	16

7.	Real Estate Status Report	17

8.	Retail Leasing Summary	19

9.	Lease Expirations	20

10.	Portfolio Leased Statistics	21

11.	Summary of Top 25 Tenants	22

12.	Reconciliation of Net Income to FFO Guidance	23

13.	Joint Venture Disclosure
	Summarized Operating Results and Balance Sheet	25
	Summary of Outstanding Debt and Debt Maturities	26
	Real Estate Status Report	27

14.	Glossary of Terms	28

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 2, 2005, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Suzanne O’Neill
Vice President, Capital Markets & Investor Relations	Manager, Investor Relations
301/998-8166	301/998-8358
ablocher@federalrealty.com	soneill@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2005 OPERATING RESULTS

ROCKVILLE, Md. (July 28, 2005) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2005.

•	Funds from operations available for common shareholders (FFO) per diluted share was $0.77 and net income available for common shareholders per diluted share was $0.41 for the quarter ended June 30, 2005 versus $0.73 and $0.45 for second quarter 2004.

•	FFO per diluted share was $1.51 and net income available for common shareholders per diluted share was $0.81 for the six months ended June 30, 2005.

•	When compared to second quarter 2004, same-center property operating income increased 4.9% including redevelopments and expansions.

•	Rent increases on lease rollovers for retail space for which there was a prior tenant were 34% on a cash-basis and 51% on a GAAP-basis for the quarter ended June 30, 2005.

•	The Trust’s portfolio was 95.0% leased as of June 30, 2005.

Financial Results

Federal Realty reported FFO of $41.2 million, or $0.77 per diluted share, in second quarter 2005. This compares to FFO of $38.6 million, or $0.73 per diluted share, reported in second quarter 2004, which included $1.0 million ($0.02 per diluted share) of insurance recovery for lost income from the Santana Row fire. For the six months ended June 30, 2005, Federal Realty reported FFO of $80.5 million, or $1.51 per diluted share. This compares to FFO of $73.4 million, or $1.42 per diluted share, for the same six-month period in 2004, which included $2.1 million ($0.04 per diluted share) of Santana Row insurance proceeds.

Net income available for common shareholders was $21.9 million, and net income available for common shareholders per diluted share was $0.41 for the quarter ended June 30, 2005, versus $23.5 million and $0.45, respectively, for the second quarter of 2004. Year-to-date, Federal Realty reported net income available for common shareholders of $43.1 million, or $0.81 per diluted share. This compares to net income available for common shareholders of $37.8 million, or $0.75 per diluted share, for the six months ended June 30, 2004.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2005 OPERATING RESULTS

July 28, 2005

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO available for common shareholders and FFO per diluted share to net income available for common shareholders and net income available for common shareholders per diluted share, respectively, is attached to this press release.

Portfolio Results

On a same-center basis, including redevelopment and expansion properties, property operating income increased 4.9% over second quarter 2004. When redevelopment and expansion properties are excluded from the same-center results, property operating income increased 4.2% from second quarter 2004.

Overall, the Trust’s portfolio was 95.0% leased as of June 30, 2005, compared to 94.2% on June 30, 2004. Federal Realty’s same-center portfolio was 96.4% leased on June 30, 2005, compared to 96.7% on June 30, 2004.

During the second quarter of 2005, the Trust signed 84 leases for approximately 269,000 square feet of retail space. On a comparable space basis (i.e. spaces for which there was a former tenant), the Trust leased 241,000 square feet at a weighted-average cash-basis contractual rent increase per square foot (i.e. excluding the impact of straight-line rents) of 34%. The weighted-average contractual rent on this comparable space for the first year of the new lease is $30.43 per square foot compared to the weighted-average contractual rent of $22.63 per square foot for the last year of the prior lease. The previous weighted-average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e. including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 51% for the second quarter of 2005. As of June 30, 2005, Federal Realty’s weighted-average contractual rent for retail and commercial space in its portfolio is $18.43 per square foot.

“Aggressive management of the portfolio, the strong rent increases on lease rollovers we have achieved over the past two years, and effective execution of the Trust’s large redevelopment pipeline were essential components of our strong second quarter performance,” commented Donald Wood, Federal Realty’s President and Chief Executive Officer. “We also continue to create and capture value at Santana Row, as initial occupancy of the first apartment units in Building Seven occurred in the second quarter, and closings on the first condominium units are anticipated to occur in the current quarter.”

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2005 OPERATING RESULTS

July 28, 2005

At Santana Row, Federal Realty’s mixed-use community in San Jose, Calif., 93% of the retail space was leased to 104 tenants, with 100 stores open and operating as of June 30, 2005. As previously announced, Federal Realty is pursuing the potential sale of up to 219 residential condominiums in Buildings Three, Four and Six at Santana Row. Through July 24, 2005, the Trust currently has 43 units under contract, and expects initial closings to commence in Building Four in August 2005. Initial occupancy of the 256 residential rental units on the podium of Building Seven commenced in April 2005, with 71 units leased as of July 24, 2005, and lease-up expected to continue through mid-2006.

Guidance

Federal Realty today reconfirmed guidance for 2005 FFO per diluted share to a range of $3.03 to $3.05, and increased guidance for 2005 net income available for common shareholders per diluted share to a range of $1.47 to $1.49.

Summary of Other Quarterly Activities and Recent Developments

•	June 6, 2005 – Federal Realty declared a regular quarterly cash dividend of $0.555 per common share, resulting in an indicated annual rate of $2.22 per share, an increase of $0.20 per share annualized. The dividend increase represents the largest dividend increase in Federal Realty’s 43-year history, and the largest percentage increase in the common dividend since 1988.

•	June 30, 2005 – Federal Realty announced the appointment of Jon E. Bortz, chairman, chief executive officer and president of LaSalle Hotel Properties (NYSE:LHO), to Federal Realty’s board of trustees. Mr. Bortz will serve on Federal Realty’s audit and compensation committees.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2005 earnings conference call, which is scheduled for July 29, 2005, at 11 a.m. Eastern Daylight Time. To participate, please call (888) 566-5771 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through Monday, August 29, 2005, by dialing (866) 448-4809.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2005 OPERATING RESULTS

July 28, 2005

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 17.4 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.5 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.0% leased to national, regional, and local retailers as of June 30, 2005, with no single tenant accounting for more than 2.2% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and, through 2004, has increased its dividend rate for 37 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 2, 2005, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that any redevelopment or renovation project that we do pursue may not perform as anticipated;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that we may have environmental risks at our properties, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

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Federal Realty Investment Trust

Operating Results

June 30, 2005

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
CONSOLIDATED OPERATING RESULTS

Revenues
Rental income	$97,799	$94,771	$197,882	$185,550
Other property income	2,082	2,434	4,030	4,592
Mortgage interest income	1,449	1,304	2,730	2,381

	101,330	98,509	204,642	192,523
Expenses
Rental	20,078	22,065	43,520	43,959
Real estate taxes	10,822	9,369	20,577	18,412
General and administrative	4,981	4,588	9,484	8,770
Depreciation and amortization	22,956	22,856	45,463	43,103

	58,837	58,878	119,044	114,244

Operating income	42,493	39,631	85,598	78,279

Other interest income	1,302	301	1,693	662
Interest expense	(21,827)	(21,391)	(43,890)	(42,710)
Income from real estate partnership	153	—	224	—
Minority interests	(1,279)	(1,192)	(2,795)	(2,381)

Income from continuing operations	20,842	17,349	40,830	33,850

Discontinued operations
Operating income from discontinued operations	363	707	90	1,394
Gain on sale of real estate	3,602	8,276	7,884	8,334

Income from discontinued operations	3,965	8,983	7,974	9,728

Net Income	24,807	26,332	48,804	43,578

Dividends on preferred stock	(2,869)	(2,869)	(5,738)	(5,738)

Net income available for common shareholders	$21,938	$23,463	$43,066	$37,840

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$24,807	$26,332	$48,804	$43,578
Gain on sale of real estate	(3,602)	(8,276)	(7,884)	(8,334)
Depreciation and amortization of real estate assets	20,735	21,261	41,253	39,987
Amortization of initial direct costs of leases	1,802	1,787	3,428	3,285
Depreciation on real estate partnership assets	157	—	314	—

Funds from operations	43,899	41,104	85,915	78,516
Dividends on preferred stock	(2,869)	(2,869)	(5,738)	(5,738)
Income attributable to operating partnership units	194	403	352	638

Funds from operations available for common shareholders	41,224	38,638	80,529	73,416

Weighted average number of common shares, diluted	53,408	52,681	53,305	51,593

Funds from operations available for common shareholders per diluted share	$0.77	$0.73	$1.51	$1.42

NET INCOME PER COMMON SHARE, BASIC
Income from continuing operations available for common shareholders	$0.34	$0.28	$0.67	$0.56
Income from discontinued operations	0.01	0.02	—	0.03
Gain on sale of real estate	0.07	0.16	0.15	0.16

Net income available for common shareholders, basic	$0.42	$0.46	$0.82	$0.75

Weighted average number of common shares, basic	52,454	51,359	52,333	50,207

NET INCOME PER COMMON SHARE, DILUTED
Income from continuing operations available for common shareholders	$0.34	$0.28	$0.66	$0.56
Income from discontinued operations	0.01	0.01	—	0.03
Gain on sale of real estate	0.06	0.16	0.15	0.16

Net income available for common shareholders, diluted	$0.41	$0.45	$0.81	$0.75

Weighted average number of common shares, diluted	52,986	52,681	52,876	51,593

Federal Realty Investment Trust

Summarized Balance Sheets

June 30, 2005

Financial Highlights

(in thousands)

CONSOLIDATED BALANCE SHEETS

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS

Real estate, at cost
Operating	$2,614,198	$2,516,610
Construction-in-progress	140,632	130,286
Discontinued operations	—	19,380

	2,754,830	2,666,276
Less accumulated depreciation and amortization	(630,861)	(595,338)

Net real estate investments	2,123,969	2,070,938

Cash and cash equivalents	13,625	30,475
Accounts and notes receivable	34,823	34,849
Mortgage notes receivable	41,882	42,909
Investment in real estate partnership	9,519	9,631
Other assets	73,204	78,094

TOTAL ASSETS	$2,297,022	$2,266,896

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage notes	$408,748	$410,885
Notes payable	365,340	325,051
Senior notes and debentures	568,404	568,121
Other liabilities	157,812	153,351

Total liabilities	1,500,304	1,457,408

Minority interests	19,134	18,954

Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	642,584	655,534

Total shareholders’ equity	777,584	790,534

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,297,022	$2,266,896

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

June 30, 2005

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)

Net income	$24,807	$26,332	$48,804	$43,578
Gain on sale of real estate	(3,602)	(8,276)	(7,884)	(8,334)
Depreciation and amortization of real estate assets	20,735	21,261	41,253	39,987
Amortization of initial direct costs of leases	1,802	1,787	3,428	3,285
Depreciation of real estate partnership assets	157	—	314	—

Funds from operations	43,899	41,104	85,915	78,516
Dividends on preferred stock	(2,869)	(2,869)	(5,738)	(5,738)
Income attributable to operating partnership units	194	403	352	638

Funds from operations available for common shareholders (2)	$41,224	$38,638	$80,529	$73,416

Weighted average number of common shares, diluted	53,408	52,681	53,305	51,593

Funds from operations available for common shareholders per diluted share (2)	$0.77	$0.73	$1.51	$1.42

Summary of Capital Expenditures

Non-maintenance capital expenditures
Acquisition related (3)	$22,396	$2,811	$31,652	$10,098
Development, redevelopment and expansions	17,335	14,133	26,571	25,822
Tenant improvements and incentives	4,194	4,603	6,403	12,552

Total non-maintenance capital expenditures	43,925	21,547	64,626	48,472
Maintenance capital expenditures	833	1,661	1,540	4,468

Total capital expenditures	$44,758	$23,208	$66,166	$52,940

Dividends and Payout Ratios
Common dividends declared	$29,229	$25,321	$55,735	$49,488

Dividend payout ratio % - FFO	71%	66%	69%	67%

Notes:

(1)	See Glossary of Terms.
(2)	For the three and six months ended June 30, 2004, includes $1.0 million ($.02 per dilutive share) and $2.1 million ($.04 per dilutive share) for Santana Row fire insurance proceeds. For the three and six months ended June 30, 2005, the amount of insurance proceeds were insignificant and had no per dilutive share impact.
(3)	Capital expenditures related to properties acquired in the last two years for which non-maintenance expenditures were planned at the time of the acquisition underwriting.

Federal Realty Investment Trust

Market Data / Capital Availability

June 30, 2005

	June 30, 2005	June 30, 2004
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	52,665	51,686
Market price per common share	$59.00	$41.59

Common equity market capitalization	$3,107,235	$2,149,621

Series B preferred shares outstanding	5,400	5,400
Market price per Series B preferred share	$26.54	$26.45

Preferred equity market capitalization	$143,316	$142,830

Equity market capitalization	$3,250,551	$2,292,451

Total debt (2)	1,342,492	1,319,010

Total market capitalization	$4,593,043	$3,611,461

Total debt to market capitalization	29%	37%

Total debt to market capitalization at constant common share price of $41.59	37%	37%

Fixed rate debt ratio:
Fixed rate debt	84%	86%
Variable rate debt	16%	14%

	100%	100%

Capital availability:
Cash and cash equivalents on hand	$13,625	$45,103
Available capacity under line of credit	196,000	223,000
Available for issuance under shelf registration statement	225,000	225,000

	$434,625	$493,103

Notes:

(1)	Consists of 54,145,519 shares issued net of 1,480,201 shares held in Treasury as of June 30, 2005. As of June 30, 2004, consists of 53,156,349 shares issued net of 1,470,275 shares held in Treasury. Amounts do not include 423,576 and 842,455 Operating Units outstanding at June 30, 2005 and June 30, 2004, respectively.
(2)	Total debt includes capital leases and mortgages payable, notes payable, and senior notes and debentures. It does not include the $14.2 million which is the Trust’s 30% share of the total $47.2 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

June 30, 2005

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Components of Rental Income

Minimum rents
Retail and commercial properties (1)	$74,043	$69,649	$147,556	$137,217
Residential (2)	3,115	3,170	6,324	6,146
Cost reimbursements	18,119	18,665	38,218	36,069
Percentage rents	1,266	1,504	3,063	2,865
Other rental income	1,256	1,783	2,721	3,253

Total rental income	$97,799	$94,771	$197,882	$185,550

Notes:

(1)	Minimum rents include $3.8 million and $2.4 million for the six months ended June 30, 2005 and 2004, respectively, and $1.7 million and $1.6 million for the three months ended June 30, 2005 and 2004, respectively, that represent amounts included in minimum rents in order to reflect the recognition of minimum rents on a straight line basis as required by GAAP. Minimum rents include $0.8 million and $0.6 million for the six months ended June 30, 2005 and 2004, respectively and $0.4 million for both the three months ended June 30, 2005 and 2004, that represent amounts included in minimum rents in order to reflect the recognition of income attributable to market lease adjustments on acquired properties in accordance with SFAS 141. Minimum rents include fire insurance proceeds attributable to rental income lost at Santana Row as a result of the August 2002 fire of $2.1 million for the six months ended June 30, 2004 and $1.0 million for the three months ended June 30, 2004. For 2005, the amount of insurance proceeds was insignificant.
(2)	Residential minimum rents comprise the rents at Rollingwood Apartments, The Crest at Congressional Apartments and the residential units at Santana Row.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

June 30, 2005

		Interest Rate as of June 30, 2005			Balance
					(in thousands)
Mortgage Loans (a)
Secured Fixed Rate
Leesburg Plaza	10/01/08	6.510%			$9,900
164 E Houston Street	10/06/08	7.500%			168
Mercer Mall	04/01/09	8.375%			4,608
Federal Plaza	06/01/11	6.750%			34,895
Tyson’s Station	09/01/11	7.400%			6,570
Barracks Road	11/01/15	7.950%			43,465
Hauppauge	11/01/15	7.950%			16,385
Lawrence Park	11/01/15	7.950%			30,809
Wildwood	11/01/15	7.950%			27,080
Wynnewood	11/01/15	7.950%			31,397
Mount Vernon	04/15/28	5.660%	(b)		12,694
Brick Plaza	11/01/15	7.415%			32,320

					$250,291

Notes Payable
Unsecured Fixed Rate
Perring Plaza Renovation	01/31/13	10.000%			$1,895
Other	various	various			45
Unsecured Variable Rate
Revolving credit facility	10/08/06	LIBOR + .75%	(c)		104,000
Term note with banks	10/08/06	LIBOR + .95%			100,000
Term note with banks	10/08/08	LIBOR + .95%	(d)		150,000
Escondido (Municipal bonds)	10/01/16	2.300%	(e)		9,400

					$365,340

Notes and Debentures
Unsecured Fixed Rate
6.625% Notes (fixed)	12/01/05	6.625%			$40,000
6.99% Medium Term Notes	03/10/06	6.894%	(f)		40,500
6.125% Notes	11/15/07	6.325%	(g)		150,000
8.75% Notes	12/01/09	8.750%			175,000
4.50% Notes	02/15/11	4.500%			75,000
7.48% Debentures	08/15/26	7.480%			50,000
6.82% Medium Term Notes	08/01/27	6.820%			40,000

Subtotal					570,500
Less: Unamortized Debt Discount					(2,096)

					$568,404

Capital Lease Obligations
		various through 2077	(h	)	$158,457

Total Debt and Capital Lease Obligations					$1,342,492

							Weighted Average Effective Rate at June 30, 2005 (i)
Total fixed rate debt and capital lease obligations					$1,129,092	84.10%	7.08%
Total variable rate debt					213,400	15.90%	4.14%

TOTAL DEBT AND CAPITAL LEASES					$1,342,492	100.00%	6.61%

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (j)	2.57	2.74	2.58	2.51

Ratio of Adjusted EBITDA to combined fixed charges and preferred share dividends (j)	2.43	2.42	2.43	2.35

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($14.2 million) of the $47.2 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(c)	A $300 million three-year revolving credit facility, with a one-year extension option. The weighted average effective rate, including the amortization of deferred financing fees, was 3.52% for the three months ended June 30, 2005.
(d)	In January 2004, the Trust purchased an interest rate swap on this note thereby locking in the LIBOR portion of the interest rate at 2.401% through October 2006.
(e)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average effective interest rate, including the amortization of deferred financing fees, was 3.68% for the three months ended June 30, 2005.
(f)	The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(g)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(h)	The average annualized interest rate on capital lease obligations as of June 30, 2005 is 8.84% on a basis of minimum rent and 11.31% including performance- based participation rent paid by the Trust.
(i)	The weighted average effective interest rate includes the amortization of any deferred financing fees and discounts, if applicable.
(j)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series B preferred shares. Adjusted EBITDA is defined and reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

June 30, 2005

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2005	$2,138	$40,000	$42,138		3.1%	3.1%
2006	5,037	244,500	249,537	(1)	18.6%	21.7%
2007	5,437	149,404	154,841		11.5%	33.2%
2008	5,829	159,541	165,370		12.3%	45.5%
2009	6,163	178,440	184,603		13.8%	59.3%
2010	6,639	—	6,639		0.5%	59.8%
2011	6,670	111,680	118,350		8.8%	68.6%
2012	6,801	—	6,801		0.5%	69.1%
2013	5,361	—	5,361		0.4%	69.5%
2014	5,771	—	5,771		0.4%	69.9%
Thereafter	157,874	245,207	403,081		30.1%	100.0%

Total	$213,720	$1,128,772	$1,342,492		100.0%

Note:

(1)	Maturities in 2006 include a $100 million term loan and $104 million drawn under the Trust’s $300 million three-year revolving credit facility.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

June 30, 2005

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2005 (3)
Bala Cynwyd	Philadelphia, PA	Grocer re-location and expansion and re-tenanting (new health club)	>20%	$6	$5
Andorra	Philadelphia, PA	Re-tenanting (new health club)	12%	5	4
Pan Am	Fairfax, VA	Grocer expansion, small shop re-tenanting and site improvements	6%	2	2
Greenlawn Plaza	Greenlawn, NY	Re-tenanting and new pad site (child care)	>20%	2	2
Bristol Plaza	Bristol, CT	Grocer relocation, canopy and façade renovation	10%	2	<1
Brunswick	North Brunswick, NJ	Re-tenanting (new health club)	11%	2	2
Rutgers Plaza	Franklin, NJ	Grocer re-location and expansion and backfill of existing grocer space	20%	1	<1
Lancaster	Lancaster, PA	New pad site (bank)	12%	1	<1

Subtotal: Projects Anticipated to Stabilize in 2005 (3) (4)			17%	$21	$16

Projects Anticipated to Stabilize in 2006 (3)
Santana Phase IV	San Jose, CA	Building Seven residential re-build	11%	$67	$44
Mount Vernon /South Valley	Alexandria, VA	Grocer expansion, anchor & small shop re-tenanting, four new “main street” buildings & a bank pad.	10%	37	16
Mercer Mall	Lawrenceville, NJ	Demolish, redevelop and re-tenant	12%	26	15
Leesburg Plaza	Leesburg, VA	Re-demise the former Kmart & Peebles buildings, re-tenant, and add three pad sites.	12%	14	5
Village at Shirlington	Arlington, VA	New ground floor retail and parking garage	12%	6	0
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	9%	2	2
Hauppauge Shopping Center	Hauppauge, NY	Pad site re-tenanting (restaurant)	6%	<1	<1

Subtotal: Projects Anticipated to Stabilize in 2006 (3) (4)			11%	$153	$73

Total: Projects Anticipated to Stabilize in 2005 and 2006 (3) (4)			12%	$174	$89

Redevelopments anticipated to stabilize in 2007 and 2008 include the final phase of Bethesda Row, Galaxy Building, Rockville Town Square, Shops at Willow Lawn, Loehmann’s Plaza, and Flourtown representing $150 million to $200 million of redevelopment capital. Projects anticipated to stabilize after 2008 include future phases of Santana Row, redevelopment phases of Assembly Square, and future phases of Bala Cynwyd. (3) (5)

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mount Vernon/South Valley and Mercer Mall (properties acquired on the basis of redevelopment potential) are calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved. Individual items may not sum to total as a result of rounding.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Santana Row Summary (1)

June 30, 2005

	Description	Comments
Operational - Phases I, II and III (2)
Retail	558,000 sf	Retail was 93% leased as of June 30, 2005. New store openings from May through July 2005 include Brooks Brothers, Tumi, Thea, El Jardin, Style & Form and Lavande. Sino and Vintage Wine Bar are scheduled to open in third quarter 2005.

Residential	255 units	219 loft and villa units are planned for sale as condominiums with the first closings expected in August 2005. Units in Buildings Three, Four and Six are being allowed to remain vacant as leases expire to facilitate condominium sales. 36 townhouse units in Building Eight will remain as rentals and were 92% leased on June 30, 2005.
In Progress (3)
Residential - for rent Phase IV	256 units	256 rental units being built on the Building Seven podium. Initial occupancy commenced in April 2005 with lease-up expected to continue through mid-2006. As of July 24, 2005, 71 units (37 townhomes and 34 flats) have been leased at an average rental rate of $2.58 per square foot per month. 31 residents of Buildings Three, Four and Six (the buildings planned to be sold as condominiums) have signed leases to relocate to new units in Building Seven. Projected cost of $67 million is expected to yield 11% upon stabilization in 2006.

Residential - for sale	219 units	Currently seeking approval from the California Department of Real Estate to sell 219 loft and villa units as condominiums, with closings expected to commence in August 2005. Projected gross sales proceeds of approximately $135 million. Over 4,300 people have registered as “interested” in owning units and over 400 of these people have been pre-qualified by approved lenders. (4)

Commitments:		43 units are under binding contracts
(as of July 24, 2005)		11 units are reserved and being converted to contracts
Four units are currently being marketed
18 of the units that are reserved or under contract are with existing Santana Row tenants

Approvals:	Building Four (100 lofts):	Approval in place to sign contracts
Approval to close sales expected in August 2005
Closings expected to commence in August 2005
	Building Six (21 villas):	Approval in place to sign contracts
Approval to close sales expected in September/October 2005
Closings expected to commence in September/October 2005
	Building Three (98 lofts):	Approval to sign contracts expected in September/October 2005
Approval to close sales expected in November/December 2005
Closings expected to commence in December 2005/January 2006
Future (5)
Retail	125,000 sf	Currently being master planned
Residential	690 units	Currently being master planned
Hotel	191 rooms	Currently being master planned

Notes:

(1)	All costs are projected final costs. Yield represents stabilized projected Property Operating Income divided by projected final costs.
(2)	The portions of the property currently open and operating which include luxury and lifestyle retail components, loft, townhome and villa residential units, and the 213-room Hotel Valencia Santana Row. $480 million projected final cost (net of $129 million of fire insurance proceeds, $11 million of which was recognized as income in 2003 and 2004) is expected to yield 6% upon stabilization in 2005.
(3)	Developments and other significant activities being actively pursued at Santana Row.
(4)	Projected gross sales proceeds represent management’s current estimate of total sales prices for the 219 units expected to be sold without taking into account any costs of sale, including, without limitation, any income taxes that may be paid.
(5)	Remaining entitlements for development or sale.

Federal Realty Investment Trust

2005 Acquisitions and Dispositions

Through June 30, 2005

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
March 1, 2005	Assembly Square/Sturtevant Street	Somerville, MA	551,233	$63,900	K-Mart /Good Times Emporium (1)

Federal Realty Investment Trust Dispositions

Date	Property	City / State	GLA	Sales price
				(in thousands)
February 15, 2005	420 South Mill Avenue	Tempe, AZ	15,966	$7,385
February 15, 2005	501 South Mill Avenue	Tempe, AZ	24,013	$6,265
June 2, 2005	Andary Building	Winter Park, FL	3,600	$1,560
June 2, 2005	Cone Building	Winter Park, FL	24,846	$9,500
Various	Other			$1,401

	Total		68,425	$26,111

Note:

(1)	Property currently under redevelopment. Tenants with signed leases who were not in occupancy as of June 30, 2005 include, TJ Maxx, Bed, Bath & Beyond, Staples, Sports Authority and AC Moore.

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2005

Property Name	MSA Description	Year Acquired	Total Investment		Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
			(in thousands)					(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	Washington, DC-MD-VA	1993-98	81,806		(3)	440,000	97%	12,575	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	Washington, DC-MD-VA	1965	68,019	(4)	64.1%	334,000	100%		28,000	Whole Foods	Buy Buy Baby / Container Store / Tower Records
Courthouse Center	Washington, DC-MD-VA	1997	4,576		(5)	38,000	100%
Falls Plaza	Washington, DC-MD-VA	1967	8,155		100.0%	73,000	100%		51,000	Giant Food
Falls Plaza-East	Washington, DC-MD-VA	1972	3,402		100.0%	71,000	100%				CVS / Staples
Federal Plaza	Washington, DC-MD-VA	1989	62,142		100.0%	247,000	99%	34,895			TJ Maxx / CompUSA / Ross
Friendship Center	Washington, DC-MD-VA	2001	33,309		100.0%	119,000	100%				Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square	Washington, DC-MD-VA	1993	24,002		100.0%	204,000	95%				Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	Washington, DC-MD-VA	1994	15,028		100.0%	73,000	100%		30,000	Whole Foods
Laurel	Washington, DC-MD-VA	1986	46,340		99.9%	387,000	98%		61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	Washington, DC-MD-VA	1998	23,648		(5)	235,000	89%	9,900	55,000	Giant Food	Pier One / Office Depot
Loehmann’s Plaza	Washington, DC-MD-VA	1983	23,701		100.0%	251,000	99%				Bally’s / Linens ‘n Things / Loehmann’s
Mid-Pike Plaza	Washington, DC-MD-VA	1982	17,458		(6)	309,000	100%	10,041			Linens ‘n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement
Mount Vernon	Washington, DC-MD-VA	2003	33,815		(5)	236,000	95%	12,694	54,000	Shoppers Food Warehouse
Old Keene Mill	Washington, DC-MD-VA	1976	5,124		100.0%	92,000	97%		24,000	Whole Foods
Pan Am	Washington, DC-MD-VA	1993	26,804		100.0%	227,000	100%		63,000	Safeway	Micro Center / Michaels
Pentagon Row	Washington, DC-MD-VA	1999	87,365		100.0%	296,000	98%		45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	Washington, DC-MD-VA	1997	33,613		100.0%	164,000	100%				Staples / TJ Maxx / Tower Records
Quince Orchard	Washington, DC-MD-VA	1993	19,801		100.0%	252,000	96%		24,000	Magruders	Circuit City / Staples
Rockville Town Square	Washington, DC-MD-VA	N/A	4,105		(7)	N/A	N/ A			Magruders (Signed)
Rollingwood Apartments	Washington, DC-MD-VA	1971	6,764		100.0%	N/A	95%
Sam’s Park & Shop	Washington, DC-MD-VA	1995	12,112		100.0%	51,000	100%				Petco
South Valley	Washington, DC-MD-VA	2003	17,552		(5)	218,000	93%				Home Depot / TJ Maxx
Tower	Washington, DC-MD-VA	1998	18,882		100.0%	109,000	96%				Virginia Fine Wine / Talbots
Tyson’s Station	Washington, DC-MD-VA	1978	3,482		100.0%	50,000	100%	6,570			Trader Joes
Village at Shirlington	Washington, DC-MD-VA	1995	30,543		100.0%	201,000	99%				Cineplex Odeon / Carlyle Grand Café
Wildwood	Washington, DC-MD-VA	1969	17,497		100.0%	86,000	100%	27,080	20,000	Balducci’s	CVS

	Total Washington Metropolitan Area		729,045			4,763,000	98%

New York / New Jersey
Allwood	Bergen-Passaic, NJ	1988	4,298		(6)	52,000	100%	3,482	25,000	Stop & Shop	Mandee Shop
Blue Star	Middlesex-Somerset-Hunterdon, NJ	1988	39,857		(6)	407,000	100%	26,600	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza	Monmouth-Ocean, NJ	1989	55,306		100.0%	409,000	98%	32,320	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Brunswick	Middlesex-Somerset-Hunterdon, NJ	1988	23,708		(6)	303,000	96%	11,062	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton	Bergen-Passaic, NJ	1988	5,372		(6)	80,000	96%	3,238			Drug Fair / Dollar Express
Forest Hills	New York, NY	1997	24,000		100.0%	86,000	100%				Midway Theatre / Duane Reade / Gap
Fresh Meadows	New York, NY	1997	65,481		100.0%	403,000	90%				Filene’s Basement / Kohl’s / Cineplex Odeon
Greenlawn Plaza	Nassau-Suffolk, NY	2000	11,962		100.0%	102,000	100%		46,000	Waldbaum’s
Hamilton	Trenton, NJ	1988	8,126		(6)	190,000	94%	4,800	53,000	Shop Rite	AC Moore / Stevens Furniture
Hauppauge	Nassau-Suffolk, NY	1998	26,536		100.0%	131,000	99%	16,385	61,000	Shop Rite	AC Moore
Huntington	Nassau-Suffolk, NY	1988	22,741		(6)	279,000	100%	14,216			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Mercer Mall	Trenton, NJ	2003	89,225		(6)	493,000	96%	59,356	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers	Middlesex-Somerset-Hunterdon, NJ	1988	16,026		(6)	267,000	100%	12,814	44,000	Stop & Shop	Kmart
Troy	Newark, NJ	1980	20,611		100.0%	202,000	92%		64,000	Pathmark	AC Moore / Comp USA / Toys R Us

	Total New York / New Jersey		413,249			3,404,000	97%

Philadelphia Metropolitan Area
Andorra	Philadelphia, PA-NJ	1988	22,629		99.9%	267,000	100%		24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd	Philadelphia, PA-NJ	1993	25,797		100.0%	280,000	100%		45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle	Philadelphia, PA-NJ	1992	29,112		100.0%	267,000	100%		47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville	Philadelphia, PA-NJ	1980	11,680		100.0%	111,000	100%		53,000	Genuardi’s	OfficeMax
Flourtown	Philadelphia, PA-NJ	1980	9,155		100.0%	187,000	54%		42,000	Genuardi’s
Langhorne Square	Philadelphia, PA-NJ	1985	17,886		100.0%	216,000	91%		55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park	Philadelphia, PA-NJ	1980	27,697		100.0%	354,000	97%	30,808	53,000	Acme Markets	CHI / TJ Maxx / CVS
Northeast	Philadelphia, PA-NJ	1983	22,005		100.0%	292,000	91%				Burlington Coat / Marshalls / Tower Records
Willow Grove	Philadelphia, PA-NJ	1984	26,324		100.0%	215,000	100%				Barnes & Noble / Marshalls / Toys R Us
Wynnewood	Philadelphia, PA-NJ	1996	35,360		100.0%	255,000	98%	31,397	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

	Total Philadelphia Metropolitan Area		227,645			2,444,000	94%

Boston
Assembly Square/Sturtevant Street	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2005	80,946		100.0%	552,000	100%				Kmart
Dedham Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1993	29,736		100.0%	243,000	98%		80,000	Star Market	Pier One
Queen Anne Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	14,807		100.0%	149,000	100%		50,000	Victory Supermarket	TJ Maxx
Saugus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,430		100.0%	171,000	100%		55,000	Super Stop & Shop	Kmart
Shaw’s Plaza (8)	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	4,027		100.0%	75,000	93%		43,000	Shaw’s Supermarket

	Total Boston		142,946			1,190,000	99%

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2005

Property Name	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
Chicago			(in thousands)				(in thousands)
Crossroads	Chicago, IL	1993	22,293	100.0%	173,000	97%				Comp USA / Golfsmith / Guitar Center
Finley Square	Chicago, IL	1995	28,997	100.0%	313,000	99%				Bed, Bath & Beyond / Sports Authority
Garden Market	Chicago, IL	1994	11,123	100.0%	140,000	95%		63,000	Dominick’s	Walgreens
North Lake Commons	Chicago, IL	1994	12,897	100.0%	129,000	100%		77,000	Dominick’s

	Total Chicago		75,310		755,000	98%

East Region - Other
Barracks Road	Charlottesville, VA	1985	40,671	100.0%	483,000	98%	43,465	91,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza	Hartford, CT	1995	22,280	100.0%	277,000	95%		74,000	Stop & Shop	TJ Maxx
Eastgate	Raleigh-Durham-Chapel Hill, NC	1986	16,875	100.0%	159,000	86%		23,000	Earth Fare	Stein Mart
Governor Plaza	Baltimore, MD	1985	18,592	99.9%	269,000	74%				Bally’s / Comp USA / Office Depot
Gratiot Plaza	Detroit, MI	1973	18,022	100.0%	217,000	100%		69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue	New Haven-Bridgeport-Stamford-Waterbury	1995	15,993	100.0%	42,000	100%				Saks Fifth Avenue
Lancaster	Lancaster, PA	1980	10,787	(6)	107,000	100%	4,907	39,000	Giant Food	Michaels
Perring Plaza	Baltimore, MD	1985	26,171	99.9%	401,000	97%		58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Shops at Willow Lawn	Richmond-Petersburg, VA	1983	61,166	99.9%	488,000	69%		60,000	Kroger	Old Navy / Tower Records / Staples

	Total East Region - Other		230,557		2,443,000	89%

	Total East Region		1,818,752		14,999,000	96%
West Region

California
Colorado Blvd	Los Angeles-Long Beach, CA	1996-1998	16,663	100.0%	69,000	100%				Pottery Barn / Banana Republic
Escondido	San Diego, CA	1996	25,277	70.0%	222,000	99%				Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	San Diego, CA	1996-1997	12,625	(9)	51,000	96%				Urban Outfitters
Hermosa Ave	Los Angeles-Long Beach, CA	1997	4,721	90.0%	23,000	100%
Hollywood Blvd	Los Angeles-Long Beach, CA	1999	25,245	90.0%	149,000	78%				Hollywood Entertainment Museum
Kings Court	San Jose, CA	1998	11,250	(5)	79,000	100%		25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center	San Jose, CA	1997	33,293	100.0%	95,000	98%				Borders / Gap Kids / Banana Republic
Santana Row (Phase I, II & III)	San Jose, CA	1997	519,294	100.0%	558,000	93%				Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade	Los Angeles-Long Beach, CA	1996-2000	75,239	(10)	209,000	98%				J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate	San Jose, CA	2004	114,387	100.0%	640,000	98%		38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street	San Francisco, CA	1997	34,365	100.0%	102,000	68%				Brooks Brothers

	Total California		872,359		2,197,000	94%

West Region – Other
Houston St	San Antonio, TX	1998	63,719	100.0%	171,000	68%	168			Hotel Valencia
	Total West Region		936,077		2,368,000	92%

Total			2,754,830		17,367,000	95%	408,773

Notes:

(1)	Excludes redevelopment square footage not yet in service, Santana Row residential, future phases of Santana Row, Rollingwood and The Crest at Congressional Apartments.
(2)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(3)	Portion of property subject to capital lease obligation.
(4)	Total investment includes dollars associated with the 146 units of The Crest at Congressional.
(5)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	Property subject to capital lease obligation.
(7)	Currently under contract to acquire the retail square footage upon completion of development.
(8)	In July 2005 the Trust disposed of Shaw’s Plaza for $4 million.
(9)	Consists of four properties, three at 100% and one at 90%.
(10)	Consists of nine properties, eight at 100% and one at 90%.

Federal Realty Investment Trust

Retail Leasing Summary (1)

June 30, 2005

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2005	47	66%	121,201	$28.51	$26.12	$289,432	9%	18%	4.9	$267,390	$2.21
1st Quarter 2005	34	64%	162,672	$25.43	$22.86	$418,304	11%	22%	7.1	$—	$—
4th Quarter 2004	58	67%	212,409	$25.16	$22.65	$533,083	11%	23%	4.5	$392,568	$1.85
3rd Quarter 2004	42	55%	183,428	$24.44	$19.56	$893,800	25%	39%	6.8	$190,135	$1.04

Total - 12 months	181	63%	679,710	$25.63	$22.48	$2,134,619	14%	25%	5.8	$850,093	$1.25

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2005	24	34%	120,207	$32.37	$19.10	$1,594,789	69%	95%	12.8	$1,775,952	$14.77
1st Quarter 2005	19	36%	62,410	$27.05	$21.97	$316,818	23%	36%	8.0	$1,785,819	$28.61
4th Quarter 2004	29	33%	185,703	$18.77	$14.30	$830,620	31%	41%	8.9	$3,616,757	$19.48
3rd Quarter 2004	35	45%	225,497	$21.50	$17.99	$791,958	20%	28%	10.3	$5,302,465	$23.51

Total -12 months	107	37%	593,817	$23.43	$17.48	$3,534,185	34%	47%	10.3	$12,480,993	$21.02

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Total Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2005	71	100%	241,408	$30.43	$22.63	$1,884,221	34%	51%	9.0	$2,043,342	$8.46
1st Quarter 2005	53	100%	225,082	$25.88	$22.61	$735,122	14%	25%	7.3	$1,785,819	$7.93
4th Quarter 2004	87	100%	398,112	$22.18	$18.75	$1,363,703	18%	30%	6.2	$4,009,325	$10.07
3rd Quarter 2004	77	100%	408,925	$22.82	$18.69	$1,685,758	22%	33%	8.6	$5,492,600	$13.43

Total -12 months	288	100%	1,273,527	$24.60	$20.15	$5,668,804	22%	34%	7.8	$13,331,086	$10.47

Total Lease Summary - Comparable and Non-Comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2005	84	268,926	$30.78	9.1	$2,965,405	$11.03
1st Quarter 2005	60	256,897	$25.39	7.5	$2,696,110	$10.49
4th Quarter 2004	96	454,190	$22.78	7.3	$5,187,840	$11.42
3rd Quarter 2004	79	417,534	$23.55	8.7	$5,492,600	$13.15

Total - 12 months	319	1,397,547	$25.03	6.0	$16,341,955	$11.69

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

June 30, 2005

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2005	48,000	1%	$13.96	380,000	6%	$20.54	428,000	3%	$19.81
2006	446,000	5%	$10.02	722,000	11%	$24.53	1,168,000	7%	$18.98
2007	942,000	10%	$8.61	960,000	14%	$24.52	1,902,000	12%	$16.64
2008	867,000	9%	$11.17	914,000	14%	$22.93	1,781,000	11%	$17.21
2009	1,147,000	12%	$11.74	931,000	14%	$26.79	2,078,000	13%	$18.48
2010	634,000	7%	$12.92	760,000	11%	$24.71	1,394,000	9%	$19.35
2011	410,000	4%	$17.27	584,000	9%	$28.89	994,000	6%	$24.10
2012	540,000	6%	$12.68	428,000	6%	$33.08	968,000	6%	$21.70
2013	607,000	7%	$14.72	269,000	4%	$32.96	876,000	5%	$20.31
2014	651,000	7%	$18.56	271,000	4%	$33.40	922,000	6%	$22.91
Thereafter	3,023,000	32%	$13.15	517,000	8%	$27.00	3,540,000	22%	$15.17

Total (3)	9,315,000	100%	$12.80	6,736,000	100%	$26.22	16,051,000	100%	$18.43

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2005	—	0%	$—	268,000	4%	$21.97	268,000	2%	$21.97
2006	54,000	1%	$12.34	423,000	6%	$27.43	477,000	3%	$25.73
2007	162,000	2%	$7.28	540,000	8%	$25.04	702,000	4%	$20.93
2008	255,000	3%	$11.49	590,000	9%	$23.23	845,000	5%	$19.69
2009	244,000	3%	$11.87	552,000	8%	$28.37	796,000	5%	$23.31
2010	142,000	2%	$13.05	456,000	7%	$25.95	598,000	4%	$22.88
2011	61,000	1%	$14.86	528,000	8%	$24.48	588,000	4%	$23.49
2012	245,000	3%	$12.49	433,000	6%	$28.93	678,000	4%	$23.00
2013	199,000	2%	$12.85	330,000	5%	$25.87	529,000	3%	$20.97
2014	304,000	3%	$13.11	397,000	6%	$28.62	701,000	4%	$21.89
Thereafter	7,649,000	82%	$12.97	2,219,000	33%	$26.62	9,869,000	61%	$16.04

Total (3)	9,315,000	100%	$12.80	6,736,000	100%	$26.22	16,051,000	100%	$18.43

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual rent as of June 30,2005.
(3)	Represents occupied square footage as of June 30, 2005. Individual items may not add up to total as a result of rounding.

Federal Realty Investment Trust

Portfolio Leased Statistics

June 30, 2005

Overall Portfolio Statistics (1)

	At June 30, 2005			At June 30, 2004
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	17,367,000	16,500,000	95.0%	16,862,000	15,878,000	94.2%
Residential Properties (3) (units)	683	604	88.4%	683	645	94.4%

Same Center Statistics (1)

	At June 30, 2005			At June 30, 2004
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	12,941,000	12,477,000	96.4%	12,889,000	12,462,000	96.7%
Residential Properties (3) (units)	428	410	95.8%	428	419	97.9%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Includes Rollingwood, Santana Row residential and The Crest at Congressional Apartments for overall portfolio. Does not include Santana Row residential for Same Center. 219 loft and villa units are planned for sale as condominiums with the first sales expected in August 2005. Units in buildings three, four and six are being allowed to remain vacant as leases expire to facilitate condominium sales.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

June 30, 2005

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Safeway, Inc.	$6,609,000		2.23%	481,000		2.77%	8
2	Gap, Inc.	$6,460,000		2.18%	224,000		1.29%	11
3	Ahold USA, Inc.	$6,159,000		2.08%	502,000		2.89%	10
4	Bed, Bath & Beyond, Inc.	$5,650,000		1.91%	396,000		2.28%	9
5	TJX Companies	$4,810,000		1.63%	482,000		2.78%	15
6	CVS Corporation	$3,943,000		1.33%	150,000		0.87%	14
7	Barnes & Noble, Inc.	$3,703,000		1.25%	174,000		1.00%	7
8	Best Buy Stores, L.P.	$3,530,000		1.19%	101,000		0.58%	3
9	Wakefern Food Corporation	$3,077,000		1.04%	232,000		1.34%	4
10	Retail Ventures (DSW/Filene’s Basement)	$2,994,000		1.01%	155,000		0.89%	5
11	Borders Group, Inc.	$2,939,000		0.99%	129,000		0.74%	5
12	OPNET Technologies, Inc.	$2,552,000		0.86%	60,000		0.35%	1
13	Michaels Stores, Inc.	$2,512,000		0.85%	165,000		0.95%	8
14	MTS, Inc. (Tower Records)	$2,441,000		0.83%	91,000		0.52%	5
15	Great Atlantic & Pacific Tea Co	$2,380,000		0.80%	236,000		1.36%	4
16	CompUSA, Inc.	$2,371,000		0.80%	134,000		0.77%	5
17	The Container Store, Inc.	$2,354,000		0.80%	52,000		0.30%	2
18	Dress Barn, Inc.	$2,244,000		0.76%	109,000		0.63%	15
19	Home Depot, Inc.	$2,207,000		0.75%	218,000		1.26%	3
20	Albertsons, Inc.	$2,147,000		0.73%	245,000		1.41%	5
21	Dollar Tree Stores, Inc.	$2,116,000		0.72%	162,000		0.93%	16
22	Office Depot, Inc.	$2,108,000		0.71%	142,000		0.82%	6
23	Bally’s Health & Tennis	$2,104,000		0.71%	156,000		0.90%	5
24	Toys R Us, Inc.	$2,079,000		0.70%	259,000		1.49%	7
25	Staples, Inc.	$2,004,000		0.68%	106,000		0.61%	6

	Totals - Top 25 Tenants	$81,493,000		27.54%	5,162,000		29.73%	179

	Total:	$295,894,000	(1)		17,367,000	(2)		2,176

Notes:

(1)	Reflects annual in-place contractual rent as of June 30, 2005.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of 2005 Net Income to 2005 FFO Guidance

June 30, 2005

($ millions except per share amounts) (1)

	Forecast
		to
Net income	$90		$91
Gain on sale of real estate	(8)		(8)
Depreciation and amortization of real estate & joint venture assets	84		84
Amortization of initial direct costs of leases	7		7

Funds from operations	173		174
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders	162	to	163

Weighted Average Shares (diluted)	53.4

Funds from operations available for common shareholders per diluted share	$3.03		$3.05

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Activity

June 30, 2005

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Operating Results and Balance Sheet - Joint Venture

June 30, 2005

Financial Highlights

(in thousands)

CONSOLIDATED OPERATING RESULTS	Six months ended June 30, 2005	Three months ended June 30, 2005

Revenues
Rental income	$4,154	$2,118
Other property income	35	21

	4,189	2,139

Expenses
Rental	843	332
Real estate taxes	320	159
Depreciation and amortization	1,045	524

	2,208	1,015

Operating income	1,981	1,124

Interest expense	(1,235)	(615)

Net Income	$746	$509

CONSOLIDATED BALANCE SHEET	As of June 30, 2005	As of December 31, 2004

ASSETS

Real estate, at cost	$81,051	$80,970
Less accumulated depreciation and amortization	(1,669)	(625)

Net real estate investments	79,382	80,345

Cash and cash equivalents	2,278	2,108
Accounts receivable	781	583
Other assets	2,642	2,836

TOTAL ASSETS	$85,083	$85,872

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages	$47,225	$47,225
Other liabilities	6,117	6,544

Total liabilities	53,342	53,769

Partners’ Capital	31,741	32,103

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$85,083	$85,872

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

June 30, 2005

OUTSTANDING DEBT

	Maturity	Interest Rate as of June 30, 2005		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate

Campus Plaza	12/01/09	4.530	% (a)	$11,000
Pleasant Shops	12/01/09	4.530	% (a)	12,400
Plaza del Mercado	07/05/14	5.770	% (b)	13,325
Atlantic Plaza	12/01/14	5.120	% (a)	10,500

Total Fixed Rate Debt				$47,225

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2005	—	—	—	—	—
2006	—	—	—	—	—
2007	70	—	70	0.2%	0.2%
2008	175	—	175	0.4%	0.6%
2009	185	23,400	23,585	49.9%	50.5%
2010	196	—	196	0.4%	50.9%
2011	208	—	208	0.4%	51.3%
2012	220	—	220	0.5%	51.8%
2013	233	—	233	0.5%	52.3%
2014	142	22,396	22,538	47.7%	100.0%

Total	$1,429	$45,796	$47,225	100.00%

Notes:

(a)	Interest only until maturity.
(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

June 30, 2005

Property Name	MSA Description	Year Acquired	Total Investment	GLA	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)			(in thousands)
East Region

Washington Metropolitan Area
Plaza del Mercado	Washington, DC-MD-VA	2004	21,614	96,000	100%	13,325	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		21,614	96,000	100%

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	15,828	123,000	100%	10,500	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,424	117,000	99%	11,000	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,222	130,000	97%	12,400	38,000	Foodmaster	Marshalls

	Total New England		54,474	370,000	99%

	Total East Region		76,088	466,000	99%

Total			76,088	466,000	99%	47,225

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets and impairment provisions. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the six months ended June 30, 2005 and 2004 is as follows:

	For the Six Months Ended June 30,
	(in thousands)
	2005	2004
Net income	$48,804	$43,578
Depreciation and amortization	45,587	43,858
Interest expense	43,890	42,710
Other interest income	(1,693)	(662)

EBITDA	136,588	129,484
(Gain) on sale of real estate	(7,884)	(8,334)

Adjusted EBITDA	$128,704	$121,150

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant improvements and incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.